EXHIBIT 99.1

MGP Ingredients, Inc. Schedules Fiscal 2009 Third Quarter Financial Release Date, Conference Call

ATCHISON, Kan., May 6, 2009 (GLOBE NEWSWIRE) -- MGP Ingredients, Inc. (Nasdaq:MGPI) will report its fiscal 2009 third quarter financial results on Monday, May 11. An investor conference call will be held the following day, May 12, at 10 a.m. central time.

The conference call will be led by Tim Newkirk, president and chief executive officer. He will review the company's third quarter results.

Stockholders and other interested persons may listen to the conference call via telephone by dialing (888)-740-6144 domestically, or (913) 312-1440 internationally by 9:50 a.m. central time on May 12. The conference identification number for entering the call is 4750958. Otherwise, it may be accessed on the Internet at www.mgpingredients.com.

In business since 1941, MGP Ingredients, Inc. is a recognized pioneer in the development and production of natural grain-based ingredients and alcohol products for the branded packaged goods industry. The Company has facilities in Atchison, Kan., Pekin, Ill., Kansas City, Kan., and Onaga, Kan. that utilize the latest technologies to assure high quality products and to maintain efficient production and service capabilities.

CONTACT:  MGP Ingredients, Inc.
          Marta Myers
          913-360-5232